THOMPSON	ATLANTA	CLEVELAND	DAYTON	WASHINGTON, D.C.
HINE		CINCINNATI	COLUMBUS	NEW YORK

December 23, 2011 Paradigm Funds Nine Elk Street Albany, NY 12207-1002

Re: Paradigm Funds, File Nos. 333-100507 and 811-21233

Gentlemen:

     A legal opinion that we prepared was filed with Post-Effective Amendment No. 10 to the Paradigm Funds Registration Statement (the “Legal Opinion”). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 18 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP THOMPSON HINE LLP